Exhibit 7.1

March 4, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.02 of Form 8-K/A dated March 4, 2005, of Providian Financial Corporation and are in agreement with the statements contained therein.

/s/ Ernst & Young LLP